Camber Energy, Inc. 8-K

Exhibit 99.1

Camber Energy’s Compliance Plan Accepted By The NYSE American

HOUSTON, TX / ACCESSWIRE / May 13, 2020 / Camber Energy, Inc. (NYSE American: CEI) (“Camber” or the “Company”) today announced that the NYSE American (the “Exchange”) has accepted the Company’s plan of compliance (the “Plan”) for continued listing on the Exchange.

As previously reported, on February 24, 2020, the Company received notice from the Exchange that the Company is not in compliance with the continued listing standard set forth in Section 1003(a)(ii) of the NYSE American Company Guide (the “Guide”). In order to maintain its listing on the Exchange, the Exchange had requested that the Company submit a plan of compliance by March 25, 2020 addressing how the Company intended to regain compliance with Section 1003(a)(ii) of the Company Guide by August 24, 2021 (the “Plan”).

On May 8, 2020, the Exchange notified the Company that it had accepted the Company’s Plan and granted the Company an extension until August 24, 2021 (the “Plan Period”) to regain compliance with the continued listing standards of the Guide. The Company will be subject to periodic review by the Exchange during the Plan Period. Failure to make progress consistent with the Plan or to regain compliance with the continued listing standards of the Guide by the end of the Plan Period could result in the Company being delisted from the Exchange. There can be no assurance that the Company will be able to achieve compliance with the Exchange’s continued listing standards within the required time frame.

Louis G. Schott, Interim Chief Executive Officer of the Company, stated, “We are very pleased the NYSE American has accepted our compliance plan. We are committed to completing our previously announced merger transaction with Viking Energy Corp. and other future transactions, which we believe will bring us back into compliance with the Exchange’s continued listing requirements.”

About Camber Energy, Inc.

Based in Houston, Texas, Camber Energy (NYSE American: CEI) is a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids in the Texas Panhandle. For more information, please visit the Company’s website at www.camber.energy.

Safe Harbor Statement and Disclaimer

This press release may include “forward-looking statements” which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include, but are not limited to, risks relating to government approvals or third party consents; the need for additional funding, the availability of such funding and risks associated with not timely receiving such funding; risks relating to the terms of such additional funding, if received; risks relating to our pending merger as previously disclosed, including the ability of the Company to complete such merger, the timing of closing such merger and closing conditions associated therewith; the risks of substantial and significant ongoing dilution of common stockholders pursuant to conversions of our Series C Preferred Stock, conversion premiums associated therewith and true-ups thereon; risks related to over-hang and significant decreases in our common stock trading prices as common stock shares issued upon conversion of our Series C Preferred Stock are publicly sold, compounded and exacerbated by successive conversions and sales; risks relating to the liquidation preferences and rights of our preferred stock; risks relating to the redemption rights of our preferred stock; risks relating to our ability to maintain our NYSE American listing due to falling stock prices and other matters (including, but not limited to, the non-compliance discussed above); risks relating to significant downward pressure on our common stock trading prices caused by sales of our common stock by our Series C Preferred Stock holder and others; risks related to potential future acquisitions or combinations, the risks of not closing such transaction(s) and the ultimate terms of such acquisition(s), if closed; and other risks described in Camber’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC, available at the SEC’s website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance, actual results or developments may differ materially from those projected and investors should not purchase the stock of Camber if they cannot withstand the loss of their entire investment. The forward-looking statements in this press release are made as of the date hereof. The Company undertakes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company’s SEC filings are available at http://www.sec.gov.

Media Contact:

Interdependence PR

camber@interdependence.com

SOURCE: Camber Energy